Exhibit 10.15B

EXECUTION COPY

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement dated as of November 28, 2011 (this “Amendment”) is entered into among Einstein Noah Restaurant Group, Inc., a Delaware corporation (the “Borrower”), each other Loan Party (as defined in the Credit Agreement referred to below) party hereto, each Lender (as defined in the Credit Agreement referred to below) party hereto and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for the Lenders. Capitalized terms used herein but not defined herein shall have the meanings provided in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower, the other Loan Parties, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of December 20, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Loan Parties, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments. As of the Effective Date, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by deleting clause (b)(vi) of the definition of “Excess Cash Flow” and substituting in lieu thereof the following new clause (b)(vi):

“(vi) the amount of all cash paid by the Borrower and its Domestic Subsidiaries to fund any transaction permitted hereunder (including, without limitation, Capital Expenditures permitted by Section 7.12 and Investments permitted by Section 7.03), but excluding transactions permitted by Sections 7.06(c), 7.06(d) and 7.06(e).”

(b) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition “Excess Revolving Availability” contained therein and substituting in lieu thereof the following definition:

““Excess Revolving Availability” means, as of any date of determination, the amount by which (a) the Revolving Credit Facility exceeds (b) the Total Revolving Credit Outstandings.”

(c) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition “Subsidiary” contained therein and substituting in lieu thereof the following definition:

““Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. Notwithstanding the foregoing, no joint venture engaged primarily in the manufacturing or commissary businesses that is created in connection with a Disposition permitted under Section 7.05(l) shall be a “Subsidiary” of the Borrower or any other Loan Party hereunder (it being understood and agreed that the Loan Parties’ Equity Interests in such joint venture shall be pledged to the Administrative Agent to secure payment of all the Obligations).”

(d) Section 2.05(b) of the Credit Agreement is hereby amended by (1) renumbering the second clause “(i)” contained therein as clause “(ii)”, (2) renumbering clause “(ii)” contained therein as clause “(iii)”, (3) renumbering clause “(iii)” contained therein as clause “(iv)”, (4) renumbering clause “(iv)” contained therein as clause “(v)”, (5) renumbering clause “(v)” contained therein as clause “(vi)”, (6) renumbering clause “(vi)” contained therein as clause “(vii)”, and (7) renumbering clause “(vii)” contained therein as clause “(viii)”.

(e) Section 7.03(g) of the Credit Agreement is hereby amended by adding the following text at the beginning of clause (vi)(A) therein:

“for each purchase or other acquisition with aggregate purchase consideration of greater than $2,000,000,”.

(f) Section 7.03(g) of the Credit Agreement is hereby amended by (1) deleting the phrase “an “Einstein Bros Bagels,” “Manhattan Bagel” or “Noah’s Bagel” concept” and substituting therefor the phrase “bagel or café concept”, and (2) adding the following text at the beginning of clause (ix) therein:

“for each purchase or other acquisition with aggregate purchase consideration of greater than $2,000,000,”.

(g) Section 7.03(n) of the Credit Agreement is hereby amended by deleting such clause and substituting in lieu thereof the following clause (n):

“(n) loans to franchisees and area developers of brands or concepts owned or operated by any Loan Party or its Subsidiaries, in an amount not to exceed $4,000,000 in the aggregate at any time; and”

(h) Section 7.05 of the Credit Agreement is hereby amended by (1) deleting the “and” at the end of clause (j) therein, (2) deleting the “.” at the end of clause (k) therein and substituting in lieu thereof “; and”, (3) adding the phrase “or clause (l) below” after the phrase “clauses (a)-(j) above” contained in clause (k) therein, and (4) adding the following new clause (l) therein:

“(l) Dispositions of property by the Borrower or any Domestic Subsidiary consisting solely of one or more manufacturing or commissary businesses or divisions, which are owned by such Person as of November 28, 2011.”

(i) Section 7.05 of the Credit Agreement is hereby amended by deleting the parenthetical contained in clause (y) of the last paragraph thereof and substituting in lieu thereof the following parenthetical:

“(other than clauses (d) and (l))”.

2

(j) Section 7.07 of the Credit Agreement is hereby amended by deleting the last sentence thereof and substituting in lieu thereof the following sentence:

“Own, operate or franchise any restaurant concept other than a bagel or café restaurant concept.”

SECTION 2. Condition Precedent; Effective Date. The effective date of this Amendment shall be the date first set forth above (the “Effective Date”); provided that it shall be a condition to the effectiveness of this Amendment that the Administrative Agent shall have received (which receipt may be by facsimile or other electronic transmission) on or before the Effective Date, counterparts of this Amendment, executed by the Loan Parties and the Required Lenders.

SECTION 3. Loan Party Representations and Warranties. Each Loan Party hereby represents and warrants that (a) this Amendment constitutes its legal, valid and binding obligation, enforceable against such Loan Party in accordance with the terms hereof, (b) after giving effect to this Amendment, (i) the representations and warranties contained in the Credit Agreement are correct in all material respects as though made on and as of the date of this Amendment, except to the extent that any such representation or warranty specifically refers to an earlier date, in which case such representation or warranty was true and correct as of such earlier date, and (ii) no Default or Event of Default has occurred and is continuing.

SECTION 4. Affirmation and Acknowledgment. Each Loan Party hereby ratifies and confirms all of its Obligations to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents, as amended hereby. Each Loan Party hereby confirms that the Obligations are and remain secured pursuant to the Collateral Documents.

SECTION 5. Reference to and Effect on the Credit Agreement.

5.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement, as modified hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as modified hereby.

5.2 Except as specifically set forth in Section 1 hereof, the Credit Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

SECTION 6. Expenses. The Loan Parties agree to pay to the Administrative Agent upon demand therefor an amount equal to any and all reasonable out-of-pocket costs, expenses, and liabilities incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment (including, without limitation, reasonable fees and expenses of legal counsel). Amounts payable pursuant to this Section 6 shall be subject to the provisions of Section 10.04(a) of the Credit Agreement, as fully as if set forth therein.

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic methods shall be effective as delivery of a manually executed counterpart of this Amendment.

3

SECTION 8. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of laws provisions) of the State of New York.

SECTION 9. Section Titles. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

(Signature pages follow)

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Credit Agreement to be duly executed and delivered as of the date first above written.

The Borrower:

EINSTEIN NOAH RESTAURANT GROUP, INC.

By:	/s/ Emanuel P.N. Hilario
Name: Emanuel P.N. Hilario
Title: Chief Financial Officer

The Guarantors:

EINSTEIN AND NOAH CORP.

By:	/s/ Emanuel P.N. Hilario
Name: Emanuel P.N. Hilario
Title: Treasurer

EINSTEIN/NOAH BAGEL PARTNERS, INC.

By:	/s/ Emanuel P.N. Hilario
Name: Emanuel P.N. Hilario
Title: Treasurer

CHESAPEAKE BAGEL FRANCHISE CORP.

By:	/s/ Emanuel P.N. Hilario
Name: Emanuel P.N. Hilario
Title: Treasurer

I. & J. BAGEL, INC.

By:	/s/ Emanuel P.N. Hilario
Name: Emanuel P.N. Hilario
Title: Treasurer

MANHATTAN BAGEL COMPANY, INC.

By:	/s/ Emanuel P.N. Hilario
Name: Emanuel P.N. Hilario
Title: Treasurer

The Administrative Agent:

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Kelly Weaver
Name: Kelly Weaver
Title: Assistant Vice President

The Lenders:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ John H. Schmidt
Name: John H. Schmidt
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Andrew Hessick
Name: Andrew Hessick
Title: Vice President

REGIONS BANK, as a Lender

By:	/s/ Daniel R. Holland
Name: Daniel R. Holland
Title: Managing Director

COMPASS BANK, AN ALABAMA BANKING CORPORATION, as a Lender

By:	/s/ Joseph W. Nimmons
Name: Joseph W. Nimmons
Title: Vice President

BANK OF THE WEST, as a Lender

By:	/s/ Terry A. Switz, Jr.
Name: Terry A. Switz, Jr.
Title: V.P.

1ST FARM CREDIT SERVICES, PCA as a Lender

By:	/s/ Corey J. Waldinger
Name: Corey J. Waldinger
Title: Vice President, Capital Markets

5